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Exhibit 11

The table below details the number of shares and common stock equivalents used in the computation of basic and diluted earnings per share:
                               Three Months Ended          Six Months
                              6/30/04     7/02/03      6/30/04     7/02/03
Basic:
  Weighted average common
   shares outstanding used
   in computing basic (loss)
   earnings per share         3,771,000   3,706,200   3,744,000  3,706,200
                              =========   =========   =========  =========
  Basic (loss) earnings
   per share                  $   (.15)   $   (.11)   $   (.24)  $   (.12)
                              =========  ==========   =========  =========
Diluted:
  Weighted average common
   shares outstanding         3,771,000  3,706,200    3,744,000  3,706,200

  Effects of dilutive stock
   options                          ---         ---          ---       ---
                              ---------  ----------   ----------  --------
  Shares used in computing
   diluted (loss) earnings
   per share                  3,771,000   3,706,200   3,753,400  3,706,200
                              =========   =========   =========  =========
  Diluted (loss) earnings
   per share                  $   (.15)   $   (.11)    $   (.24) $   (.12)
                              =========   =========   ========  =========
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